Exhibit 99.906CERT

Exhibit 12(b)

Seth J. Brufsky, President and Chief Executive Officer, and Dan Nguyen, Chief Financial Officer of Ares Dynamic Credit Allocation Fund, Inc. (the “Fund”), each certify that:

1.	This Form N-CSR filing for the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Seth J. Brufsky

Seth J. Brufsky
President and Chief Executive Officer of Ares Dynamic Credit Allocation Fund, Inc.

Date:	July 2, 2013

By:	/s/ Daniel F. Nguyen
Daniel F. Nguyen
Chief Financial Officer of Ares Dynamic Credit Allocation Fund, Inc.

Date:	July 2, 2013

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to Rule 30a.2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.